                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                   (INCLUDING THE ASSOCIATED SERIES A JUNIOR
                 PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                                 COCENSYS, INC.
                                       AT
                              $1.16 NET PER SHARE
                                       BY

                         PURDUE ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                               PURDUE PHARMA L.P.
--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, SEPTEMBER 9, 1999, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                 August 12, 1999

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated August 12, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), relating to the offer by Purdue Acquisition Corporation, a Delaware corporation (the "Offeror") and an indirect wholly owned subsidiary of Purdue Pharma L.P., a Delaware limited partnership (the "Parent"), to purchase all of the outstanding shares of Common Stock, par value $0.001 per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock issued under the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares"), of CoCensys, Inc., a Delaware corporation (the "Company"), at a purchase price of $1.16 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Offer. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     Also enclosed is the Letter to Stockholders of the Company from the Chairman, President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $1.16 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

          2.  The Offer is being made for all of the outstanding Shares.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, September 9, 1999, unless the Offer is extended (the "Expiration Date").
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          4.  The Offer is being made pursuant to the Agreement and Plan of
     Merger dated as of August 5, 1999 (the "Merger Agreement"), among Parent, the Offeror and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Offeror will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent. In the Merger, each outstanding Share (other than Shares owned by the Company as treasury stock, Parent, the Offeror or any other subsidiary or affiliate of Parent or by stockholders, if any, who are entitled to and who properly demand and perfect appraisal rights under Delaware law) will be converted into the right to receive $1.16 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest thereon, as set forth in the Merger Agreement and the Offer.

          5. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE SUCH NUMBER OF SHARES, THAT, WHEN ADDED TO THE NUMBER OF SHARES TO BE RECEIVED BY OFFEROR UPON THE CONVERSION OF ALL OF THE SERIES E PREFERRED STOCK (AS DEFINED IN THE OFFER TO PURCHASE) PURCHASED BY OFFEROR UNDER THE SERIES E PURCHASE AGREEMENT (AS DEFINED IN THE OFFER TO PURCHASE), WOULD CONSTITUTE AT LEAST 90% OF THE FULLY DILUTED SHARES (AS DEFINED IN THE OFFER TO PURCHASE) AND (II) THE SATISFACTION OF CERTAIN OTHER TERMS AND CONDITIONS IN THE OFFER TO PURCHASE.

          6. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER, THE MERGER AND THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS ADVISABLE AND THAT THE TERMS OF EACH OF THE OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND RECOMMENDS THAT HOLDERS OF THE SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES IN THE OFFER.

          7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     If you wish to have us tender any or all of the Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US PROMPTLY TO PERMIT US TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by BancBoston Robertson Stephens Inc. or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                   (INCLUDING THE ASSOCIATED SERIES A JUNIOR
                 PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                                 COCENSYS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 12, 1999, and the related Letter of Transmittal (which together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Purdue Acquisition Corporation, a Delaware corporation (the "Offeror"), an indirect wholly owned subsidiary of Purdue Pharma L.P., a Delaware limited partnership, to purchase all outstanding shares of Common Stock, par value $0.001 per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock issued under the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares"), of CoCensys, Inc., a Delaware corporation.

     This will instruct you to tender to the Offeror the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
   Number of Shares to be Tendered:*
   ____________ Shares

                                                                  SIGN HERE
                                                                  -----------------------------------------------------------
Account Number: ----------------------------------------          -----------------------------------------------------------
                                                                  Signature(s)
                                                                  -----------------------------------------------------------
Date:             , 1999                                          -----------------------------------------------------------
                                                                  (Print Name(s))
                                                                  -----------------------------------------------------------
                                                                  -----------------------------------------------------------
                                                                  (Print Address(es))
                                                                  -----------------------------------------------------------
                                                                  (Area Code and Telephone Number(s))
                                                                  -----------------------------------------------------------
                                                                  (Taxpayer Identification or
                                                                  Social Security Number(s))

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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